                                                                    Exhibit 10.1

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                           RECEIVABLES SALE AGREEMENT

                           DATED AS OF APRIL 28, 2005

                                      AMONG

              WOLVERINE TUBE, INC., TUBE FORMING, LP AND SMALL TUBE
                               MANUFACTURING LLC,
                                 AS ORIGINATORS,

                                       AND

                              DEJ 98 FINANCE, LLC,
                                    AS BUYER

================================================================================
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
ARTICLE I AMOUNTS AND TERMS OF THE PURCHASE................................    5

Section 1.1    Initial Contribution of Receivables.........................    5
Section 1.2    Purchase of Receivables.....................................    5
Section 1.3    Payment for the Purchases...................................    6
Section 1.4    Sale Price Credit Adjustments...............................    7
Section 1.5    Payments and Computations, Etc..............................    8
Section 1.6    License of Software.........................................    8

ARTICLE II REPRESENTATIONS AND WARRANTIES..................................    9

Section 2.1    Representations and Warranties of Originators...............    9
   (a)   Existence and Power...............................................    9
   (b)   Power and Authority; Due Authorization, Execution and Delivery....    9
   (c)   No Conflict.......................................................   10
   (d)   Governmental Authorization........................................   10
   (e)   Actions, Suits....................................................   10
   (f)   Binding Effect....................................................   10
   (g)   Accuracy of Information...........................................   10
   (h)   Use of Proceeds...................................................   10
   (i)   Good Title........................................................   11
   (j)   Perfection........................................................   11
   (k)   Places of Business and Locations of Records.......................   11
   (l)   Collections.......................................................   11
   (m)   Material Adverse Effect...........................................   11
   (n)   Names.............................................................   11
   (o)   Ownership of Buyer................................................   12
   (p)   Not a Holding Company or an Investment Company....................   12
   (q)   Compliance with Law...............................................   12
   (r)   Compliance with Credit and Collection Policy......................   12
   (s)   Payments to such Originator.......................................   12
   (t)   Enforceability of Contracts.......................................   12
   (u)   Eligible Receivables..............................................   13
   (v)   Accounting........................................................   13
   (w)   OFAC..............................................................   13

ARTICLE III CONDITIONS OF PURCHASE.........................................   13

Section 3.1    Conditions Precedent to Purchase............................   13
Section 3.2    Conditions Precedent to Subsequent Payments.................   13


                                       S-i
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
ARTICLE IV COVENANTS.......................................................   14

Section 4.1    Affirmative Covenants of Originators........................   14
   (a)   Financial Reporting...............................................   14
         (i)      Annual Reporting.........................................   14
         (ii)     Quarterly Reporting......................................   14
         (iii)    Compliance Certificate...................................   14
         (iv)     Shareholders Statements and Reports......................   14
         (v)      S.E.C. Filings...........................................   14
         (vi)     Copies of Notices........................................   14
         (vii)    Change in Credit and Collection Policy...................   14
         (viii)   Other Information........................................   15
   (b)   Notices...........................................................   15
         (i)      Termination Events or Unmatured Termination Events.......   15
         (ii)     Judgment and Proceedings.................................   15
         (iii)    Material Adverse Effect..................................   15
         (iv)     Defaults Under Other Agreements..........................   15
         (v)      ERISA Events.............................................   15
   (c)   Compliance with Laws and Preservation of Existence................   15
   (d)   Audits............................................................   16
   (e)   Keeping and Marking of Records and Books..........................   16
   (f)   Compliance with Contracts and Credit and Collection Policy........   17
   (g)   Ownership.........................................................   17
   (h)   Purchasers' Reliance..............................................   17
   (i)   Collections.......................................................   18
   (j)   Taxes.............................................................   18

Section 4.2    Negative Covenants of Originators...........................   18
   (a)   Name Change, Offices and Records..................................   18
   (b)   Change in Payment Instructions to Obligors........................   18
   (c)   Modifications to Contracts and Credit and Collection Policy.......   19
   (d)   Sales, Liens......................................................   19
   (e)   Accounting for Purchase...........................................   19

ARTICLE V TERMINATION EVENTS...............................................   19

Section 5.1    Termination Events..........................................   19
Section 5.2    Remedies....................................................   21

ARTICLE VI INDEMNIFICATION.................................................   21

Section 6.1    Indemnities by Originators..................................   21
Section 6.2    Other Costs and Expenses....................................   24

ARTICLE VII MISCELLANEOUS..................................................   24

Section 7.1    Waivers and Amendments......................................   24


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
Section 7.2    Notices.....................................................   24
Section 7.3    Protection of Ownership Interests of Buyer..................   24
Section 7.4    Confidentiality.............................................   26
Section 7.6    Limitation of Liability.....................................   27
Section 7.7    CHOICE OF LAW...............................................   27
Section 7.8    CONSENT TO JURISDICTION.....................................   27
Section 7.9    WAIVER OF JURY TRIAL........................................   28
Section 7.10   Integration; Binding Effect; Survival of Terms..............   28
Section 7.11   Counterparts; Severability; Section References..............   29

                             EXHIBITS AND SCHEDULES

Exhibit I - Definitions
Exhibit II - Principal Place of Business; Location(s) of Records; Federal
             Employer Identification Number; Other Names
Exhibit III - Lock-Boxes; Collection Accounts; Collection Banks
Exhibit IV - Form of Compliance Certificate
Exhibit V - Copy of Credit and Collection Policy
Exhibit VI - Form of Subordinated Note
Exhibit VII - Form of Purchase Report
Schedule A - List of Documents to Be Delivered to Buyer Prior to the Purchases

                           RECEIVABLES SALE AGREEMENT

          THIS RECEIVABLES SALE AGREEMENT, dated as of April 28, 2005, is by and among WOLVERINE TUBE, INC., a Delaware corporation ("PARENT"), TUBE FORMING, LP, a Delaware limited partnership and SMALL TUBE MANUFACTURING LLC, a Delaware limited liability company (each of the foregoing including Parent, an "ORIGINATOR" and collectively, the "ORIGINATORS"), and DEJ 98 FINANCE, LLC, a Delaware limited liability company ("BUYER"). UNLESS DEFINED ELSEWHERE HEREIN, CAPITALIZED TERMS USED IN THIS AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN EXHIBIT I HERETO (OR, IF NOT DEFINED IN EXHIBIT I HERETO, THE MEANINGS ASSIGNED TO SUCH TERMS IN EXHIBIT I TO THE PURCHASE AGREEMENT).

                             PRELIMINARY STATEMENTS

          Each of the Originators now owns, and from time to time hereafter will own, Receivables. Each of the Originators wishes to sell and assign to Buyer, and Buyer wishes to purchase from each Originator, all of such Originator's right, title and interest in and to its Receivables, together with the Related Security and Collections with respect thereto.

          Each of the Originators and Buyer intends the transactions contemplated hereby to be true sales to Buyer by such Originator of the Receivables originated by it, providing Buyer with the full benefits of ownership of such Receivables, and none of the Originators nor Buyer intends these transactions to be, or for any purpose to be characterized as, loans from Buyer to such Originator.

          Following the purchase of Receivables from each Originator, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of April 28, 2005 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "PURCHASE AGREEMENT") among Buyer, Wolverine Finance, LLC, a Tennessee limited liability company ("WOLVERINE FINANCE"), as initial Servicer, Blue Ridge Asset Funding Corporation ("BLUE RIDGE"), and Wachovia Bank, National Association, individually ("WACHOVIA") and as agent (in such capacity, together with any successor agent appointed pursuant to the terms of the Purchase Agreement, the "AGENT").

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


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
                                    ARTICLE I
                        AMOUNTS AND TERMS OF THE PURCHASE

     Section 1.1 Initial Contribution of Receivables. On the date hereof, Parent does hereby contribute, assign, transfer, set-over and otherwise convey to Buyer, and Buyer does hereby accept from Parent, Receivables originated by Parent and existing as of the close of business on the Business Day immediately prior to the date hereof (the "INITIAL CUTOFF DATE") having an aggregate Outstanding Balance of $39,651,962 (the "INITIAL CONTRIBUTED RECEIVABLES"), together with all Related Security relating thereto and all Collections thereof.

     Section 1.2 Purchase of Receivables.

          (a) Effective on the date hereof, in consideration for the Sale Price paid to each Originator and upon the terms and subject to the conditions set forth herein, each Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from such Originator, all of such Originator's right, title and interest in and to all Receivables originated by such Originator and existing as of the close of business on the Initial Cutoff Date (other than the Initial Contributed Receivables) and all Receivables thereafter originated by such Originator through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, on the date hereof Buyer shall acquire all of each Originator's right, title and interest in and to all Receivables existing as of the Initial Cutoff Date (other than the Initial Contributed Receivables) and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof. Buyer shall be obligated to pay the Sale Price for the Receivables purchased hereunder from each Originator in accordance with Section 1.3.

          (b) On the 20th day of each month hereafter (or if any such day is not a Business Day, on the next succeeding Business Day thereafter, each Originator shall (or shall require the Servicer to) deliver to Buyer a report in substantially the form of Exhibit VII hereto (each such report being herein called a "PURCHASE REPORT") with respect to the Receivables sold by such Originator to Buyer during the Settlement Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Sale Price for any Receivables purchased hereunder, Buyer may request that the applicable Originator deliver, and such Originator shall deliver, such approvals, opinions, information or documents as Buyer may reasonably request.

          (c) It is the intention of the parties hereto that each Purchase of Receivables from an Originator made hereunder shall constitute a sale, which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables originated by such Originator. Except for the Sale Price Credits owed to such Originator pursuant to Section 1.4, the sale of Receivables hereunder by each Originator is made without recourse to such Originator;

PROVIDED, HOWEVER, that (i) such Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of such Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables originated by it with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer's assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables originated by such Originator and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.

     Section 1.3 Payment for the Purchases.

          (a) Buyer is obligated to pay the Sale Price for the Purchase from each Originator of its Receivables in existence as of the close of business on the Initial Cutoff Date (other than the Initial Contributed Receivables) in full to such Originator on the date hereof, and such Sale Price shall be paid to such Originator in the following manner:

               (i) by delivery of immediately available funds to the applicable Originator or to such bank account (the "DESIGNATED ACCOUNT") for the account of such Originator as such Originator may designate in writing to Buyer, to the extent Buyer has funds available from Collections and/or the sale of interests pursuant to the Purchase Agreement, and

               (ii) the balance, by delivery of the proceeds of a subordinated revolving loan from such Originator to Buyer (a "SUBORDINATED LOAN") in an amount not to exceed the least of (A) the remaining unpaid portion of such Sale Price, (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount, and (C) fifteen percent (15%) of such Sale Price. Each Originator is hereby authorized by Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, PROVIDED THAT the failure to make such notation shall not affect any obligation of Buyer thereunder.

The Sale Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer, and Buyer is obligated to pay such Sale Price, to the applicable Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Sale Price, offset against such Sale Price any amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b) and (c).

          (b) With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Business Day, Buyer shall pay the applicable Originator the Sale Price therefor in the following manner and order:

               FIRST, by delivery of immediately available funds to the applicable Originator or to the Designated Account, as the case may be, to the extent Buyer has funds available from Collections and/or the sale of interests pursuant to the Purchase Agreement;

               SECOND, by delivery to the applicable Originator or its designee of the proceeds of a Subordinated Loan, PROVIDED THAT the making of any such Subordinated Loan shall be subject to the provisions set forth in
     Section 1.3(a)(ii); and

               THIRD, solely in the case of Receivables originated by Parent, unless the Termination Date has occurred in accordance with this Agreement, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Sale Price.

Subject to the limitations set forth in Section 1.3(a)(ii), each Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans owing to each Originator shall be evidenced by, and shall be payable in accordance with the terms and provisions of its Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers.

          (c) From and after the Termination Date, (i) no Originator shall be obligated to (but may, at its option) sell Receivables to Buyer, and (ii) Parent shall not be obligated to (but may, at its option) contribute Receivables to Buyer's capital pursuant to clause THIRD of Section 1.3(b).

     Section 1.4 Sale Price Credit Adjustments. If on any day:

          (a) the Outstanding Balance of a Receivable purchased from any Originator is:

               (i) reduced as a result of any defective or rejected or returned goods or services, any discount or any adjustment or otherwise by such

Originator (other than as a result of such Receivable becoming a Defaulted Receivable or to reflect cash Collections on account of such Receivable),

               (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

          (b) any of the representations and warranties set forth in Sections 2.1(h), (i), (j), (l), (r), (s), (t), (u), the second sentence of Section 2.1(q) hereof and the last clause (relating to bulk sales laws) of Section 2.1(c) are not true when made or deemed made with respect to any Receivable, then, in such event, Buyer shall be entitled to a credit (each, a "SALE PRICE CREDIT") against the Sale Price otherwise payable to the applicable Originator hereunder equal to the Outstanding Balance of such Receivable (calculated before giving effect to the applicable reduction or cancellation). If such Sale Price Credit exceeds the Original Balance of the Receivables originated by the applicable Originator on any day, such Originator shall pay the remaining amount of such Sale Price Credit in cash on such day, PROVIDED THAT if the Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Sale Price Credit from any indebtedness owed to it under its Subordinated Note.

     Section 1.5 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; PROVIDED, HOWEVER, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

     Section 1.6 License of Software.

          (a) To the extent that any software used by any Originator to account for the Receivables originated by it is non-transferable, such Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all such software used by such Originator to account for such Receivables, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, PROVIDED THAT should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, such Originator hereby agrees that upon the request of Buyer (or Buyer's assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the later to occur of (i) indefeasible payment in full of the Aggregate Unpaids (as defined in the Purchase Agreement), and (ii) the date each of this Agreement and the Purchase Agreement terminates in accordance with its terms.

          (b) Each Originator (i) shall take such reasonable action requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such Records.

     Section 1.7 UCC. All transactions contemplated or evidenced by this Agreement, including the sale or contribution by an Originator to Buyer of Receivables hereunder shall be subject to Article 9 of the UCC and other applicable law. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     Section 2.1 Representations and Warranties of Originators. Each Originator hereby represents and warrants to Buyer on the date hereof, on the date of the Purchase or contribution from such Originator hereunder and on each date that any Receivable is originated by such Originator on or after the date of such Purchase or contribution, that:

          (a) Existence and Power. Such Originator is a corporation, limited liability company or limited partnership, duly organized under the laws of the state set forth after its name in the preamble to this Agreement (the "APPLICABLE STATE"), and no other state or jurisdiction. Such Originator is validly existing and in good standing under the laws of its Applicable State and is duly qualified to do business and is in good standing as a foreign entity, and has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

          (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and such Originator's use of the proceeds of the Purchase made from it hereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

          (c) No Conflict. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

          (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Originator's knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body.

          (f) Binding Effect. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (g) Accuracy of Information. All information heretofore furnished by such Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There is no fact now known to any Authorized Officer of any Originator which has, or would reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements, or any certificate, opinion or other written statement made or furnished by such Originator or any of its Affiliates to Buyer.

          (h) Use of Proceeds. No portion of any Sale Price payment hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Originator or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (i) Good Title. Immediately prior to the Purchase or contribution from such Originator hereunder and upon the creation of each Receivable originated by such Originator after the Initial Cut-Off Date, such Originator (i) is the legal and beneficial owner of such Receivables and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Originator's ownership interest in each such Receivable, its Collections and the Related Security.

          (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable originated by such Originator, whether now existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator's right, title and interest in the Related Security associated with each such Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in such Receivables, the Related Security and the Collections.

          (k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with
Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. such Originator's Federal Employer Identification Number is correctly set forth on Exhibit II.

          (l) Collections. The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III. Such Originator has not granted any Person, other than Buyer (and its assigns) dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event except that such Originator has instructed the Agent to assign its interest in the Collection Accounts and Lock-Boxes to Wachovia in its capacity as lender under the [ABL Credit Agreement] upon termination of all commitments under the Purchase Agreement and payment in full of the Aggregate Unpaids (under and as defined in the Purchase Agreement).

          (m) Material Adverse Effect. Since December 31, 2004, no event has occurred that would have a Material Adverse Effect.

          (n) Names. The name in which such Originator has executed this Agreement is identical to the name of such Originator as indicated on the public record of its state of organization which shows such Originator to have been organized. In the past five (5) years, such Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.

          (o) Ownership of Buyer. Parent owns, directly or indirectly, 100% of the issued and outstanding non-voting Equity Interests, and 49% of the voting Equity Interests, of Buyer. Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

          (p) Not a Holding Company or an Investment Company. Such Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

          (q) Compliance with Law. Such Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (INCLUDING, WITHOUT LIMITATION, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

          (r) Compliance with Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable originated by it and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which Buyer (or its assigns) has been notified in accordance with
Section 4.1(a)(vii).

          (s) Payments to such Originator. With respect to each Receivable originated by such Originator and sold to Buyer hereunder, the Sale Price received by such Originator constitutes reasonably equivalent value in consideration therefor. No transfer hereunder by such Originator of any Receivable originated by such Originator is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

          (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (u) Eligible Receivables. Each Receivable reflected in any Purchase Report as an Eligible Receivable was an Eligible Receivable on the date of its acquisition by Buyer hereunder.

          (v) Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement in its financial statements does not jeopardize the characterization of the transactions contemplated herein as being true sales.

          (w) OFAC. None of the Originators nor any of its Subsidiaries (a) is a Sanctioned Person, (b) does business in a Sanctioned Country in violation of the economic sanctions of the United States administered by OFAC or (c) does business in such country or with any such agency, organization or person, in violation of the economic sanctions of the United States administered by OFAC.

                                   ARTICLE III
                             CONDITIONS OF PURCHASE

     Section 3.1 Conditions Precedent to Purchase. The Purchases under this Agreement are subject to the conditions precedent that (a) Buyer shall have been capitalized with the Initial Contributed Receivables, (b) Buyer shall have received on or before the date of such Purchase those documents listed on Schedule A and (c) all of the conditions to the initial Purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

     Section 3.2 Conditions Precedent to Subsequent Payments. Buyer's obligation to pay for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that: (a) the Facility Termination Date shall not have occurred under the Purchase Agreement; (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by such Originator that such statements are then true):

               (i) the representations and warranties set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and

               (ii) no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.

Notwithstanding the foregoing conditions precedent, upon payment of the Sale Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under the Subordinated Note, by offset of amounts owed to Buyer and/or by offset of capital contributions), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer's obligation to pay for such Receivable were in fact satisfied. The failure of such Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of Buyer to rescind the related purchase and direct such Originator to pay to Buyer an amount equal to the Sale Price payment that shall have been made with respect to any Receivables related thereto.

                                   ARTICLE IV

                                    COVENANTS

     Section 4.1 Affirmative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants as set forth below:

          (a) Financial Reporting. Such Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (or its assigns):

               (i) Annual Reporting. Within 90 days after the close of each of its respective fiscal years, audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) of Parent and its Subsidiaries for such fiscal year certified in a manner acceptable to Buyer (or its assigns) by independent public accountants acceptable to Buyer (or its assigns).

               (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, consolidated balance sheets of Parent and its Subsidiaries as at the close of each such period and consolidated statements of income and retained earnings and a statement of cash flows of Parent and its Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

               (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by such Originator's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

               (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Originator, copies of all financial statements, reports and proxy statements so furnished.

               (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which such Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

               (vi) Copies of Notices. Promptly upon its receipt of any notice of breach from any Collection Bank, or notice of default from any lender, copies of the same.

               (vii) Change in Credit and Collection Policy. At least thirty
(30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting Buyer's (and the Agent's, as Buyer's assignee) consent thereto.

               (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables originated by such Originator or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

          (b) Notices. Such Originator will notify Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

               (i) Termination Events or Unmatured Termination Events. The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of an Authorized Officer of such Originator.

               (ii) Judgment and Proceedings. (1) The entry of any judgment or decree against any Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Originators and their Subsidiaries exceeds $2,500,000 after deducting (a) the amount with respect to which the applicable Originator or Subsidiary is insured and with respect to which the insurer has not denied coverage, and (b) the amount for which the applicable Originator or Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Buyer (or its assigns), and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against any Originator which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

               (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which any Originator is a debtor or an obligor and such financing arrangement is in excess of $2,500,000.

               (v) ERISA Events. The occurrence of any ERISA Event.

               (vi) Downgrade of Parent. Any downgrade in the rating of any Indebtedness of Parent by S&P or by Moody's, setting forth the Indebtedness affected and the nature of such change.

          (c) Compliance with Laws and Preservation of Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it is subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Originator will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect. Nothing herein shall be deemed to preclude any Originator from merging with and into any other Originator.

          (d) Audits. Such Originator will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables sold by it as Buyer (or its assigns) may reasonably request. Such Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of such Originator, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to the Receivables and the Related Security, including, without limitation, the related Contracts (other than those Contracts that contain a confidentiality provision that purports to restrict Buyer's (or its assigns) right to review the Contract for which such Originator has been unable, after diligent effort, to obtain consent to disclosure), and
(ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator's financial condition or the Receivables and the Related Security or such Originator's performance under any of the Transaction Documents or such Originator's performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters (each of the foregoing examinations and visits, a "REVIEW"); PROVIDED, HOWEVER, that, so long as no Amortization Event (under and as defined in the Purchase Agreement) has occurred and is continuing, the number of Reviews in any one calendar year shall be limited to a maximum of four (4) and; PROVIDED, FURTHER, that, the Originators, collectively, shall not be responsible for the reasonable costs and expenses of more than two (2) Reviews in any one calendar year unless (X) the immediately preceding audit was unsatisfactory to the Agent with respect to missing information, erroneous reporting, other non-compliance with the provisions of the Transaction Documents or questions that have not been answered to the Agent's satisfaction, or (Y) the Aggregate Invested Amount (under and as defined in the Purchase Agreement) exceeds an amount equal to 0.75 times the difference between the most recently computed Net Pool Balance (under and as defined in the Purchase Agreement) and the most recently computed Required Reserve (under and as defined in the Purchase Agreement).

          (e) Keeping and Marking of Records and Books.

               (i) Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

               (ii) Such Originator will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables originated by such Originator with a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in the Receivables and further describing the Receivable Interests of the Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) upon the request of Buyer (or its assigns) following the occurrence of a Termination Event: (x) mark each Contract with a legend describing Buyer's ownership interests in the Receivables originated by such Originator and further describing the Receivable Interests of the Agent (on behalf of the Purchasers) and (y) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to such Receivables.

          (f) Compliance with Contracts and Credit and Collection Policy. Such Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables originated by it, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each such Receivable and the related Contract.

          (g) Ownership. Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer, (A) legal and equitable title to the Receivables originated by such Originator and the Collections and (B) all of such Originator's right, title and interest in the Related Security associated with the Receivables originated by such Originator, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (INCLUDING, WITHOUT LIMITATION, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other necessary or desirable action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

          (h) Purchasers' Reliance. Such Originator acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from such Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own any of the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the "separateness covenants" set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such

Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations Sections 1.1502-33(d) and 1.1552-1.

          (i) Collections. Such Originator will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to such Originator or any Affiliate of such Originator, such Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, such Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Such Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and, will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.

          (j) Taxes. Such Originator will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Such Originator will pay when due any taxes payable in connection with the Receivables originated by it, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

     Section 4.2 Negative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants that:

          (a) Name Change, Offices and Records. Such Originator will not change its (i) state of organization, (ii) name, (iii) identity or structure (within the meaning of Article 9 of any applicable enactment of the UCC) or relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of Buyer's interest in the Receivables or the associated Related Security and Collections or any office where Records are kept unless it shall have: (i) given Buyer (and the Agent, as its assignee) at least thirty (30) days' prior written notice thereof and (ii) delivered to the Agent (as Buyer's assignee) all financing statements, instruments and other documents reasonably requested by the Agent in connection with such change or relocation.

          (b) Change in Payment Instructions to Obligors. Such Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; PROVIDED, HOWEVER, that such Originator may make changes in instructions to Obligors without any prior notice regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account. Such Originator will not deposit or authorize the deposit of any funds into any Collection Account other than Collections.

          (c) Modifications to Contracts and Credit and Collection Policy. Except as otherwise expressly permitted by the Transaction Documents, such Originator will not make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables originated by it or decrease the credit quality of any of its newly created Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to the Purchase Agreement, such Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

          (d) Sales, Liens. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator.

          (e) Accounting for Purchase. Such Originator will not, and will not permit any Affiliate to, financially account (whether in financial statements or otherwise) for the transactions contemplated hereby in any manner other than the sale or other outright conveyance by such Originator to Buyer of the Receivables originated by such Originator and the associated Related Security or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of such Receivables and Related Security by such Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                                   ARTICLE V
                               TERMINATION EVENTS

     Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

          (a) Such Originator shall fail to make any payment or deposit required hereunder when due and such failure shall continue for three (3) consecutive Business Days.

          (b) Such Originator shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for seven (7) consecutive Business Days.

          (c) Any representation, warranty, certification or statement made by such Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made; PROVIDED THAT any misrepresentation or certification for which Buyer has actually received a Sale Price Credit shall not constitute a Termination Event hereunder.

          (d) Failure of any Originator to pay any Indebtedness when due in excess of $2,500,000; or the default by any Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

          (e) (i) Any Originator or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against such Originator or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any Originator or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or
(ii) of this subsection (d).

          (f) A Change of Control shall occur.

          (g) One or more final judgments for the payment of money in an amount in excess of $2,500,000, individually or in the aggregate, shall be entered against any Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

          (h) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which his resulted or could reasonably be expected to result in liability of any Originator under Title IV of ERISA to such Pension Plan, such Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded-Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) any Originator or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000.

          (i)


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
          (j) Bank Agent shall deliver a Receivables Termination Notice under and as defined in the Intercreditor Agreement.

     Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Originator; PROVIDED, HOWEVER, that upon the occurrence of a Termination Event described in Section 5.1(e), or of an actual or deemed entry of an order for relief with respect to such Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by such Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VI
                                 INDEMNIFICATION

     Section 6.1 Indemnities by Originators. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables originated by such Originator, EXCLUDING, HOWEVER:

          (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

          (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables originated by such Originator that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

          (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Receivable Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by, among other things, the Receivables originated by such Originator, the Related Security and the Collections;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of such Originator or limit the recourse of Buyer to such Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject in each case to clauses (a), (b) and (c) above, each Originator shall indemnify Buyer for Indemnified Amounts relating to or resulting from:

               (i) any representation or warranty made by such Originator (or any officers of such Originator) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by such Originator pursuant hereto or thereto for which Buyer has not received a Sale Price Credit that shall have been false or incorrect when made or deemed made;

               (ii) the failure by such Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

               (iii) any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

               (iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (vi) the commingling of Collections of Receivables at any time with other funds;

               (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document with respect to such Originator, the transactions contemplated hereby, such Originator's use of the proceeds of the Purchase from it hereunder, the ownership of the Receivables originated by such Originator or any other investigation, litigation or proceeding relating to such Originator in which any

Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

               (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

               (ix) any Termination Event described in Section 5.1(e);

               (xi) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables originated by such Originator and the associated Collections, and all of such Originator's right, title and interest in the Related Security associated with such Receivables, in each case, free and clear of any Adverse Claim;

               (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable originated by such Originator, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase from such Originator hereunder or at any subsequent time;

               (xiii) any action or omission by such Originator which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable;

               (xiv) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by Buyer (or its assigns) as a result of the purchase of any Receivables;

               (xv) any attempt by any Person to void the Purchase from such Originator hereunder under statutory provisions or common law or equitable action; and

               (xvi) the failure of any Receivable reflected as an Eligible Receivable on any Purchase Report prepared by such Originator to be an Eligible Receivable at the time acquired by Buyer.

Notwithstanding the foregoing, (1) the foregoing indemnification contained in this Section 6.1 is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Receivables conveyed hereunder; and (2) nothing in this Section 6.1 shall require any Originator to indemnify any Indemnified Party for Receivables which are not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, creditworthiness or financial inability to pay of the applicable Obligor. The agreements in this subsection shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

     Section 6.2 Other Costs and Expenses. Each Originator shall pay to Buyer on demand all reasonable costs and out-of-pocket expenses (including outside counsel fees) in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Each Originator shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable outside counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.1 Waivers and Amendments.

          (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Liquidity Banks or the Required Liquidity Banks. Any material amendment, supplement, modification of waiver will require satisfaction of the Rating Agency Condition.

     Section 7.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy, e-mail or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses, e-mail addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid, (c) if given by e-mail, upon sender's receipt of an acknowledgement from the intended recipient of a return e-mail, which may be delivered through a "request a read receipt for this message" function, as available, or other written acknowledgement, in each case acknowledging that sender's e-mail has been read or (d) if given by any other means, when received at the address specified in this Section 7.2.

     Section 7.3 Protection of Ownership Interests of Buyer.

          (a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Receivable Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or its assigns) may, at such Originator's sole cost and expense, direct such Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

          (b) If any Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to), after delivery of notice to such Originator (which notice shall not be required after the occurrence of a Termination Event), perform, or cause performance of, such obligations, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by such Originator as provided in Section
6.2. Each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator (i) to execute on behalf of such Originator as debtor and to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables originated by such Originator and the associated Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in such Receivables. This appointment is coupled with an interest and is irrevocable. Each Originator hereby authorizes Buyer (or its assigns) to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Originator, in such form and in such offices as Buyer (or any of its assigns) reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of Buyer (or its assigns) hereunder, and each Originator approves, authorizes and ratifies any filings or recordings made by or on behalf of the Agent (as Buyer's assignee) in connection with the perfection of the ownership or security interests in favor of Buyer or the Agent (as Buyer's assignee).

     Section 7.4 Confidentiality.

          (a) Each Originator and Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to the Agent and Blue Ridge and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Originator and its officers and employees may disclose such information to such Originator's external accountants, attorneys and other advisors and as required by any applicable law or order of any judicial or administrative proceeding.

          (b) Each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Liquidity Banks or Blue Ridge by each other, (ii) to any prospective or actual assignee or participant of any of the Persons described in clause (i), and (iii) to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia or any of its Affiliates acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, PROVIDED each such Person described in the foregoing clauses (ii) and
(iii) is informed of the confidential nature of such information. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          (c) Notwithstanding any other express or implied agreement to the contrary, the parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except where confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

     Section 7.5 Bankruptcy Petition.

          (a) Each Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          (b) Each Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the

Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 7.6 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Originator, Buyer, Blue Ridge, the Agent or any Liquidity Bank, no claim may be made by any such Person (or its Affiliates, directors, officers, employees, attorneys or agents) against any such other Person (or its Affiliates, directors, officers, employees, attorneys or agents) for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the parties hereto, on behalf of itself and its Affiliates, directors, officers, employees, attorneys, agents, successors and assigns, hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     Section 7.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE BUYER'S OWNERSHIP OF OR SECURITY INTEREST IN THE RECEIVABLES AND RELATED SECURITY OR REMEDIES HEREUNDER IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     Section 7.8 CONSENT TO JURISDICTION. EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT AND SUCH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST SUCH ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY SUCH ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

     Section 7.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

     Section 7.10 Integration; Binding Effect; Survival of Terms.

          (a) This Agreement and each other Transaction Document contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          (b) This Agreement shall be binding upon and inure to the benefit of the Originators, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any Originator. Without limiting the foregoing, each Originator acknowledges that Buyer, pursuant to the Purchase Agreement, may assign to the Agent, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Each Originator agrees that the Agent, as the assignee of Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and each Originator agrees to cooperate fully with the Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; PROVIDED, HOWEVER, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii)
Section 7.5 shall be continuing and shall survive any termination of this Agreement.

          Section 7.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

                  [Remainder of Page Intentionally Left Blank]
                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                       WOLVERINE TUBE, INC.


                                       By: /s/ Johann R. Manning, Jr.
                                           -------------------------------------
                                       Name: Johann R. Manning, Jr.
                                       Title: President and Chief Operating
                                              Officer

                                       Address: 200 Clinton Avenue, Suite 1000
                                                 Huntsville, AL 35801
                                       Attention: Thomas B. Sabol
                                       Telephone: 256-580-3625
                                       Facsimile: 256-580-3996
                                       Email: sabolt@wlv.com


                                       TUBE FORMING, LP

                                       By: Tube Forming Holdings, Inc.
                                           Its General Partner


                                       By: /s/ Thomas B. Sabol
                                           -------------------------------------
                                       Name: Thomas B. Sabol
                                       Title: VP & Treasurer

                                       Address: 200 Clinton Avenue, Suite 1000
                                                 Huntsville, AL 35801
                                       Attention: Thomas B. Sabol
                                       Telephone: 256-580-3625
                                       Facsimile: 256-580-3996
                                       Email: sabolt@wlv.com

                 [Signature Page to Receivables Sale Agreement]

                                       SMALL TUBE MANUFACTURING LLC


                                       By: /s/ Thomas B. Sabol
                                           -------------------------------------
                                       Name: Thomas B. Sabol
                                       Title: Vice President and Treasurer

                                       Address: 200 Clinton Avenue, Suite 1000
                                                 Huntsville, AL 35801
                                       Attention: Thomas B. Sabol
                                       Telephone: 256-580-3625
                                       Facsimile: 256-580-3996
                                       Email: sabolt@wlv.com


                                       DEJ 98 Finance, LLC


                                       By: /s/ Thomas B. Sabol
                                           -------------------------------------
                                       Name: Thomas B. Sabol
                                       Title: Chief Manager and Secretary

                                       Address: 200 Clinton Avenue, Suite 1100
                                                Huntsville, AL 35801
                                       Attention: Thomas B. Sabol
                                       Telephone: 256-580-3625
                                       Facsimile: 256-580-3996
                                       Email: sabolt@wlv.com

                 [Signature Page to Receivables Sale Agreement]

                                    EXHIBIT I

                                   Definitions

          This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). IF A CAPITALIZED TERM IS USED IN THE AGREEMENT, OR ANY EXHIBIT OR SCHEDULE THERETO, AND IS NOT OTHERWISE DEFINED THEREIN OR IN THIS EXHIBIT I, SUCH TERM SHALL HAVE THE MEANING ASSIGNED THERETO IN EXHIBIT I TO THE PURCHASE AGREEMENT (HEREINAFTER DEFINED).

          "AGENT" has the meaning set forth in the Preliminary Statements to the Agreement.

          "AGREEMENT" means the Receivables Sale Agreement, dated as of April 28, 2005, among Originators and Buyer, as the same may be amended, restated or otherwise modified.

          "BLUE RIDGE" has the meaning set forth in the Preliminary Statements to the Agreement.

          "BUYER" has the meaning set forth in the preamble to the Agreement.

          "CALCULATION PERIOD" means each fiscal month of Parent or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the initial Purchase hereunder and the final Calculation Period shall terminate on the Termination Date.

          "CHANGE OF CONTROL" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding voting Equity Interests of Parent, or (b) Parent ceases to own, directly or indirectly, 100% of the outstanding voting Equity Interests of any Originator.

          "CREDIT AND COLLECTION POLICY" means [each Originator's/the Originators'] credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in EXHIBIT V, as modified from time to time in accordance with the Agreement.

          "DEFAULT FEE" means a per annum rate of interest equal to the sum of
(i) the Prime Rate, PLUS (ii) 2% per annum.

          "DESIGNATED ACCOUNT" has the meaning set forth in Section 1.3(a)(i).


                                   Exhibit I-1

          "DISCOUNT FACTOR" means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables originated by each Originator after taking account of (i) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to Buyer of financing its investment in such Receivables during such period and (ii) the risk of nonpayment by the Obligors. Each Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, PROVIDED THAT any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Sale Price payment made prior to the Calculation Period during which such Originator and Buyer agree to make such change. As of the date hereof, the Discount Factor in respect of Eligible Receivables is 1.25% and the Discount Factor in respect of all other Receivables is 1.25%

          "EQUITY INTERESTS" means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Originator within the meaning of
Section 414(b) or (c) of the Tax Code (and Sections 414(m) and (o) of the Tax Code for purposes of provisions relating to Section 412 of the Tax Code).

          "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Originator or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a) (2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Originator or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Tide IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Originator or any ERISA Affiliate.


                                   Exhibit I-2

          "INDEMNIFIED PARTY" has the meaning set forth in Section 6.1.

          "INITIAL CONTRIBUTED RECEIVABLES" has the meaning set forth in Section 1.1.

          "INITIAL CUTOFF DATE" has the meaning set forth in Section 1.1.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the financial condition or operations of the Originators and their Subsidiaries, considered as a whole, (ii) the ability of any Originator to perform its obligations under the Agreement or any other Transaction Document to which it is a party, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any Originator's, Buyer's, the Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or
(v) the collectibility of the Receivables generally or of any material portion of the Receivables.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001 (a) (3) of ERISA, to which any Originator or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "NET WORTH" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time, OVER (b) the sum of (i) the Aggregate Invested Amount outstanding at such time, PLUS (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

          "OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

          "ORGANIZATIONAL DOCUMENTS" means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

          "ORIGINAL BALANCE" means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

          "ORIGINATOR" has the meaning set forth in the preamble to the Agreement.

          "PARENT" has the meaning set forth in the preamble to the Agreement.


                                   Exhibit I-3

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

          "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Originator sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

          "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Originator or any of its ERISA Affiliates sponsors or maintains or to which any Originator or any of its ERISA Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of Persons who are not U.S. residents.

          "PURCHASE" means the purchase by Buyer from an Originator pursuant to
Section 1.2(a) of the Agreement of the Receivables originated by such Originator and the Related Security and Collections related thereto, together with all related rights in connection therewith.

          "PURCHASE AGREEMENT" has the meaning set forth in the Preliminary Statements to the Agreement.

          "PURCHASE REPORT" has the meaning set forth in Section 1.2(b) of the Agreement.

          "RECEIVABLE" means all rights to payment owed to an Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Agreement) or to Buyer (after giving effect to the transfers under the Agreement), whether constituting an account, a promissory note or a payment intangible (in each case, as defined in the UCC) arising in connection with the sale of goods or the rendering of services by such Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; PROVIDED, FURTHER, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.

          "RELATED SECURITY" means, with respect to any Receivable:

               (i) all of the applicable Originator's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,


                                   Exhibit I-4

               (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

               (iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

               (iv) all service contracts and other contracts and agreements associated with such Receivable,

               (v) all Records related to such Receivable,

               (vi) all of the applicable Originator's right, title and interest in each Lock-Box and each Collection Account, and

               (vii) all proceeds of any of the foregoing.

          "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "REQUIRED CAPITAL AMOUNT" means, as of any date of determination, an amount equal to the greater of (a) 3% of the Purchase Limit under the Purchase Agreement, and (b) the product of (i) 1.5 times the product of the highest average of Default Ratios for any consecutive three-month period occurring during the twelve Calculation Periods ending on the immediately preceding Cut-Off Date times the Default Horizon Ratio, each as determined from the most recent Monthly Report received from the Servicer under the Purchase Agreement, and (ii) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Monthly Report received from the Servicer under the Purchase Agreement.

          "SALE PRICE" means, with respect to the Purchase from each Originator, the aggregate price to be paid by Buyer to such Originator for such Purchase in accordance with Section 1.3 of the Agreement for the Receivables originated by such Originator and the associated Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Receivables on such date, MULTIPLIED BY (y) one MINUS the Discount Factor in effect on such date, minus (ii) any Sale Price Credits to be credited against the Sale Price otherwise payable in accordance with Section 1.4 of the Agreement.

          "SALE PRICE CREDIT" has the meaning set forth in Section 1.4 of the Agreement.


                                   Exhibit I-5

          "SANCTIONED COUNTRY" means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/ index.html, or as otherwise published from time to time.

          "SANCTIONED PERSON" means (a) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/ eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or
(iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

          "SUBORDINATED LOAN" has the meaning set forth in Section 1.3(a) of the Agreement.

          "SUBORDINATED NOTE" means a promissory note in favor of each Originator in substantially the form of Exhibit VI hereto as more fully described in Section 1.3 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "TAX CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "TERMINATION DATE" means the earliest to occur of (i) the Facility Termination Date (as defined in the Purchase Agreement), (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(e), (iii) the Business Day specified in a written notice from Buyer to the Originators following the occurrence of any other Termination Event, and (iv) the date which is 10 Business Days after Buyer's receipt of written notice from any Originator that it wishes to terminate the facility evidenced by this Agreement.

          "TERMINATION EVENT" has the meaning set forth in Section 5.1 of the Agreement.

          "TRANSACTION DOCUMENTS" means, collectively, this Agreement, each Collection Account Agreement, the Subordinated Notes, and all other instruments, documents and agreements executed and delivered in connection herewith.

          "UCC" means the Uniform Commercial Code from time to time in effect in any applicable jurisdiction.

          "UNMATURED TERMINATION EVENT" means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.


                                   Exhibit I-6

          ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH GAAP. ALL TERMS USED IN ARTICLE 9 OF THE UCC IN THE STATE OF NEW YORK, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.


                                   Exhibit I-7

                                   EXHIBIT II

                    Places of Business; Locations of Records;
             Federal Employer Identification Number(s); Other Names

                PLACES OF BUSINESS; LOCATIONS OF RECORDS; FEDERAL
                 EMPLOYER IDENTIFICATION NUMBER(S); OTHER NAMES

LEGAL NAME (STATE OF    PLACES OF         CHIEF EXECUTIVE     LOCATION OF        FED ID       TRADE AND ASSUMED
ORGANIZATION)           BUSINESS          OFFICE              RECORDS            NUMBER(S)    NAMES
---------------------   ---------------   -----------------   ----------------   ----------   -----------------
Wolverine Tube, Inc.    Alabama,          200 Clinton Ave.,   200 Clinton                     WTI; Wolverine
(Delaware Corp.)        Tennessee,        Suite 1000          Ave., Suite 1000
                        Mississippi,      Huntsville, AL      Huntsville, AL
                        Delaware,         35801               35801
                        North
                        Carolina,
                        Oklahoma, Texas

Tube Forming, L.P.      Texas, Delaware   2101 West           200 Clinton                     TFI; Tube Forming
(Delaware Limited                         Beltline Road       Ave., Suite 1000
Partnership)                              Carrollton, TX      Huntsville, AL
                                          35801               75006

Small Tube              Pennsylvania,     Spring Meadows      200 Clinton                     STP
Manufacturing LLC       Delaware,         P.O. Box 1674       Ave., Suite 1000
(Delaware LLC)          Mississippi       Altoona, PA 16603   Huntsville, AL
                                                              35801

Wolverine Finance LLC   Tennessee         30500 Railroad      200 Clinton                     Wolverine Finance
(Tennessee LLC)                           Street, West        Ave., Suite 1000
                                          P.O. Box 1149       Huntsville, AL
                                          Ardmore, TN 38449   35801


                                  Exhibit II-1

                                   EXHIBIT III

                Lock-boxes; Collection Accounts; Collection Banks

                                   EXHIBIT IV

                         Form of Compliance Certificate

          This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of April 28, 2005, among Wolverine Tube, Inc., a Delaware corporation ("PARENT"), Tube Forming, LP, a Delaware limited partnership, Small Tube Manufacturing LLC, a Delaware limited liability company, and DEJ 98 Finance, LLC, a Delaware limited liability company (the "AGREEMENT"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1. I am the duly elected ______________ of ___________ ("ORIGINATOR").

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its Subsidiaries during the accounting period covered by the attached financial statements.

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

          [4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Originator has taken, is taking, or proposes to take with respect to each such condition or event:
______________________________].

          The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 200_.

                                        ----------------------------------------
                                        [Name]


                                  Exhibit IV-1

                                    EXHIBIT V

                          Credit and Collection Policy

                                   EXHIBIT VI

                            Form of Subordinated Note

                                SUBORDINATED NOTE

                                                            ______________, 200_

          1. Note. FOR VALUE RECEIVED, the undersigned, DEJ 98 Finance, LLC, a Delaware limited liability company ("SPV"), hereby unconditionally promises to pay to [ORIGINATOR NAME], a(n) __________ ***[corporation] [limited liability company] [partnership]*** ("ORIGINATOR"), in lawful money of the United States of America and in immediately available funds, on or before the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold by Originator under the "Sale Agreement" referred to below has been reduced to zero and (ii) Originator has paid to Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchase thereunder (the "COLLECTION DATE"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of April 28, 2005 among Originator and certain of its affiliates, as sellers, and SPV, as buyer (as amended, restated, supplemented or otherwise modified from time to time, the "SALE AGREEMENT"). Reference to Section 1.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement. All payments under this Subordinated Note shall be made to the applicable Originator or the Designated Account, as the case may be.

          2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the 1-month LIBOR rate published in THE WALL STREET JOURNAL on the first Business Day of each month (or portion thereof) during the term of this Subordinated Note, computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first business day of each month hereafter ("LIBOR"); PROVIDED, HOWEVER, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate equal to LIBOR plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; PROVIDED, HOWEVER, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.


                                  Exhibit VI-1

          3. Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; PROVIDED THAT neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

          4. Subordination. Originator shall have the right to receive, and SPV shall make, any and all payments and prepayments relating to the loans made under this Subordinated Note PROVIDED THAT, after giving effect to any such payment or prepayment, the aggregate Outstanding Balance of Receivables (as each such term is defined in the Purchase Agreement hereinafter referred to) owned by SPV at such time exceeds the sum of (a) the Aggregate Unpaids (as defined in the Purchase Agreement) outstanding at such time under the Purchase Agreement, plus
(b) the aggregate outstanding principal balance of all loans made under this Subordinated Note. Originator hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of SPV owing to the Agent or any Purchaser under that certain Receivables Purchase Agreement dated as of April 28, 2005 by and among SPV, Wolverine Finance, LLC, as initial Servicer, various "Purchasers" from time to time party thereto, and Wachovia Bank, National Association, as the "Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the "SENIOR CLAIMANTS") under the Purchase Agreement. Until the date on which the "Aggregate Invested Amount" outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the "Fee Letter" referenced therein (all such obligations, collectively, the "SENIOR CLAIM") have been indefeasibly paid and satisfied in full, Originator shall not institute against SPV any proceeding of the type described in Section 5.1(e) of the Sale Agreement unless and until the Collection Date has occurred. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of this Section 4, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

          5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(e) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Invested Amount and the Senior Claim (including "Yield" as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that


                                  Exhibit VI-2
end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

          6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Purchasers.

          7. GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

          8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

          9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Agent, and any such attempted transfer shall be void.

                                        DEJ 98 FINANCE, LLC


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                  Exhibit VI-3

                                    SCHEDULE
                                       TO
                                SUBORDINATED NOTE
                  SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

        AMOUNT OF                            UNPAID
       UBORDINATED   AMOUNT OF PRINCIPAL   PRINCIPAL   NOTATION MADE BY
DATE      LOAN              PAID            BALANCE       (INITIALS)
----   -----------   -------------------   ---------   ----------------



                                  Exhibit VI-4

                                   EXHIBIT VII

                            [Form of] Purchase Report

          For the Calculation Period beginning [date] and ending [date]

                                   ----------

TO: BUYER AND THE AGENT (AS BUYER'S ASSIGNEE)

Aggregate Outstanding Balance of all Receivables sold
during the period:                                           $_____________                    A

LESS: Aggregate Outstanding Balance of all Receivables
sold during such period which were not Eligible
Receivables on the date when sold:                            ($____________)                 (B)

EQUALS: Aggregate Outstanding Balance of all Eligible
Receivables sold during the period (A - B):                                    $___________   =C

LESS: Sale Price discount during the Period:                  ($____________)                 (D)

EQUALS: Gross Sale Price Payable during the period (C - D)                     $___________   =E

LESS: Total Sale Price Credits arising during the                                             (F)
Period:                                                       ($____________)

EQUALS: Net Sale Price payable during the Period (E - F):                      $___________   =G

Cash Sale Price Paid to Originator during the Period:        $_____________                    H

Subordinated Loans made during the Period:                   $_____________                    I

LESS: Repayments of Subordinated Loans received during                                        (J)
the Period:                                                   ($____________)

EQUALS: Sale Price paid in Cash or Subordinated Loans
during the period (H + I - J):                                                 $___________   =K

Aggregate Outstanding Balance of Receivables
contributed during the Period:                               $_____________                    L


                                 Exhibit VII-1

                                   SCHEDULE A

                       DOCUMENTS TO BE DELIVERED TO BUYER
                           ON OR PRIOR TO THE PURCHASE

1. Executed copies of the Receivables Sale Agreement, duly executed by the parties thereto.

2. Copy of the Credit and Collection Policy to attach to the Receivables Sale Agreement as an Exhibit.

3.   A certificate of each Originator's [Assistant] Secretary certifying:

               (a) A copy of the Resolutions of the Board of Directors of such Originator, authorizing Originator's execution, delivery and performance of the Receivables Sale Agreement and the other documents to be delivered by it thereunder;

               (b) A copy of the Organizational Documents of such Originator (also certified, to the extent that such documents are filed with any governmental authority, by the Secretary of State of the jurisdiction of organization of such Originator on or within thirty (30) days prior to closing);

               (c) Good Standing Certificates for such Originator issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations; and

               (d) The names and signatures of the officers authorized on its behalf to execute the Receivables Sale Agreement and any other documents to be delivered by it thereunder.

4. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against each Originator from the following jurisdictions:

               a.

               b.

5. Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Purchase (as defined in the Receivables Sale Agreement) in all jurisdictions as may be necessary or, in the opinion of Buyer (or its assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Receivables Sale Agreement.


                                  Schedule A-1

6. Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by each Originator.

7. Executed Collection Account Agreements for each Lock-Box and Collection Account.

8. A favorable opinion of legal counsel for each Originator licensed to give opinions under New York law reasonably acceptable to Buyer (and the Agent, as Buyer's assignee) as to the following:

               (a) Such Originator is a ______________ duly organized, validly existing, and in good standing under the laws of the state of ______________.

               (b) Such Originator has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such Originator's business.

               (c) The execution and delivery by such Originator of the Receivables Sale Agreement and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary organizational action and proceedings on the part of such Originator and will not:

               (i) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

               (ii) contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Originator; or

               (iii) result in the creation or imposition of any Adverse Claim on assets of such Originator or any of its Subsidiaries (except as contemplated by the Receivables Sale Agreement).

               (d) The Receivables Sale Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by such Originator and constitutes the legally valid, and binding obligation of such Originator enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

               (e) In the event that the receivables Sale Agreement is held to create a transfer for security purposes rather than a true sale or other outright assignment, the provisions of the


                                  Schedule A-2

Receivables Sale Agreement are effective to create valid security interests in favor of Buyer in all of such Originator's right, title and interest in and to the Receivables and Related Security described therein which constitute "accounts," "chattel paper" or "general intangibles" (each as defined in the UCC) (collectively, the "OPINION COLLATERAL"), as security for the payment of a loan deemed to have been made by Buyer to such Originator in an amount equal to the Sale Price (as defined therein) of the Receivables (as defined therein) acquired from such Originator, together with all other obligations of such Originator thereunder.

               (f) Each of the UCC-1 Financing Statements naming such Originator as debtor, Buyer, as secured party, and Agent, as assignee of secured party to be filed in the [describe filing offices], is in appropriate form for filing therein. Upon filing of such UCC-1 Financing Statements in such filing offices and payment of the required filing fees, the security interest in favor of Buyer in the Opinion Collateral will be perfected and assigned of record to the Agent.

               (g) Based solely on our review of the [describe UCC Search Reports], and assuming (i) the filing of the Financing Statements and payment of the required filing fees in accordance with paragraph (f) and (ii) the absence of any intervening filings between the date and time of the Search Reports and the date and time of the filing of the Financing Statements, the security interest of Buyer in the Opinion Collateral is prior to any security interest granted in the Opinion Collateral by such Originator, the priority of which is determined solely by the filing of a financing statement in the [describe filing offices].

               (h) To the best of the opinion giver's knowledge, there is no action, suit or other proceeding against such Originator or any Affiliate of such Originator, which would materially adversely affect the business or financial condition of such Originator and its Affiliates taken as a whole or which would materially adversely affect the ability of such Originator to perform its obligations under the Receivables Sale Agreement.

               (i) Such Originator is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

9. A "TRUE SALE" opinion and "SUBSTANTIVE CONSOLIDATION" opinion of counsel for Originator with respect to the transactions contemplated by the Receivables Sale Agreement.

10. A Certificate of each Originator's [chief financial officer] certifying that, as of the closing date, no Termination Event or Unmatured Termination Event exists and is continuing.

11. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Receivables Sale Agreement.

12.  Executed Subordinated Note by Buyer in favor of each Originator.


                                  Schedule A-3

13. If applicable, a direction letter executed by each Originator authorizing Buyer (and the Agent, as its assignee) and directing warehousemen to allow Buyer (and the Agent, as its assignee) to inspect and make copies from such Originator's books and records maintained at off-site data processing or storage facilities.


                                  Schedule A-4